UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2003

Fairfield Manufacturing Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-62598 (Commission File No.)	63-0500160 (IRS Employee Identification No.)

U.S. 52 South, Lafayette, IN, 47909
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (765) 772-4000

Item 5. Other Events.

Dividend payments for the 11-1/4% Cumulative Exchangeable Preferred Stock (the "Preferred Stock") of Fairfield Manufacturing Company, Inc. (the "Registrant") are scheduled to occur on March 15 and September 15 of each year in accordance with the terms of the Certificate of Designations relating to the Preferred Stock. The Board of Directors of the Registrant has determined not to pay a dividend with respect to the Preferred Stock on September 15, 2003, and accordingly the Registrant will not pay a dividend on such date. Dividends will continue to accrue in accordance with the terms of the Certificate of Designations relating to the Preferred Stock. By not paying this dividend, the holders of the preferred stock, by majority vote, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the Registrant's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRFIELD MANUFACTURING COMPANY, INC.

Date: September 15, 2003

By:  /s/ Richard A. Bush
Name: Richard A. Bush
Title: Senior Vice President and
Chief Financial Officer